0 Investor presentation June 1, 2022

1 Safe harbor disclaimer Forward-looking statements. This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements that describe Expedia Group management's projections, beliefs, intentions or goals. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Expedia Group. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, risks related to the ongoing global coronavirus (COVID-19) pandemic and those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, Part I, ITEM 1A, “Risk Factors.” The forward- looking statements included in this presentation are made only as of the date hereof and Expedia Group undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law. Industry / market data. Industry and market data used in this presentation have been obtained from industry publications and sources as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. Trademarks & logos. Trademarks and logos are the property of their respective owners. © 2022 Expedia, Inc. All rights reserved. CST: 2029030-50 industry

2 $13 $16 $17 $20 $21 $22 $26 $29 $34 $39 $50 $61 $78 $88 $100 $108 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 We grew big without many of the benefits of scale High complexity and redundancy Over-reliance on performance marketing Slow product innovation Inefficient cost structure Gross bookings ($B)

Complexity hurt competitiveness

Expedia	Hotels.com	Vrbo	hotwire	EGENCIA	expedia group partner solutions
Product	Product	Product	Product	Product	Product
Marketing	Marketing	Marketing	Marketing	Marketing	Marketing
Tech	Tech	Tech	Tech	Tech	Tech

Siloed and inefficient operating model

- 10+ competing brands
- 5 loyalty programs
- 10+ checkout experiences
- Multiple CRM stacks
- Siloed data lakes

3

4 Streamline cost structure Simplify the business Build a single tech platform 321 Unify branding and marketing 4 We had to transform the company in order to win

5 Divested and shut down non-core assets 1 Shifted focus to long-term value Repositioned geo and brand Simplified operations and walked away from bad business  Reduced spend in geographies with limited strength  Reallocated spend away from non-core brands  Eliminated low value partners  Rationalized unprofitable channels (e.g., coupons and email)  Reducing 3rd party inventory/packages to improve traveler experience

61. At pre-COVID volumes $200M+ variable cost savings1 $700-750M fixed cost savings Headcount Cloud optimization Real estate Card processing Customer support 2 Streamlined cost structure leading to ~$1B cost savings More opportunity ahead as platform delivers efficiency Variable cloud Licensing

7 Open World Building a single, best-in-class technology platform3 Supply Experience Search Content Commerce Service Conversation Data Advertising Composable, microservices architecture Partners AirHotel Vacation rental Car Cruise Activities All lines of business EG brands

8 Platform allows us to further optimize marketing across our brands4 Expert in HotelsExpert in Trips Expert in Vacation Rentals One bidding platform Optimal geo and channel mix Lifetime value focused In-house creative center External agency consolidation Brand marketing Performance marketing House of brands One marketing engine Unified loyalty program One Key One program One currency Earn/burn across brands Simple rewards mechanism

9 New platform delivers great LTV and faster, more profitable growth Best-in-class travel platform 1 Leverage for traveler acquisition 6 Efficient cost structure 5 Direct traffic and higher conversion 2 Higher loyalty and lifetime value 3 Improved unit economics 4

10 Delivering traveler-centric innovation across our brands Trip board Plan and collaborate on entire trip Smart shopping Easier comparison of value Price tracking and prediction Maps price trends and alerts

11 Massive opportunity to expand TAM through B2B acceleration Current $16B B2B gross bookings1 Open world Supply Service Conversation Data AI/ML Commerce Advertising Experience Search Content Anyone, anywhere Access to entire API based platform Highly flexible microservices $1.5T+ Global travel market2  Enterprise customers centric  Supply focused  Inflexible 1. Reflects 2019 Expedia Partner Solutions gross bookings booked; excludes Egencia. 2. Phocuswright 2019 Global Market Sizing, including short-term rentals in US and Europe. Future state

12 Our roadmap to accelerated growth and profitability Faster, more profitable growth  Deliver scale benefits of platform  Push more direct traffic and higher conversion  Drive engagement, loyalty and lifetime value  Accelerate growth in B2B  Execute on platform roadmap  Deliver innovation across brands and B2B  Launch unified loyalty program  Drive unit economics Platform delivery  Simplify the business  Streamline cost structure  Launch platform strategy  Reorganize the business and hire top talent Began transformation 2020-2021 2022-2023 2023+

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